SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2015 (April 15, 2015)

HDS INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9272 Olive Boulevard
St. Louis, MO  63132
(Address of principal executive offices)

(401) 400-0028
(Registrant's Telephone Number)

10 Dorrance St.
#700
Providence, RI  02003
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 15, 2015, we entered into a convertible promissory note with HGT Capital, LLC (the "Investor"), wherein the Investor will make available to us a under convertible promissory note (the "Note") the aggregate principal amount of up to $100,000, bearing simple interest of 10.0% per annum.  The Investor provided $50,000.00 to us on April 16, 2015, and is expected to deliver the second tranche of $50,000.00 at the Investor's discretion over the next 12 months. Any outstanding principal and accrued interest shall become due on October 16, 2016 (the "Due Date").  After the Due Date, all outstanding principal will incur interest at a rate of 22% per annum.  The terms of the Note provide the Investor with certain rights to convert all or a portion of the outstanding principal and accrued interest into fully paid and non-assessable shares of our common stock at a discount to our market price during a certain period of time in the future.

On April 15, 2015, we entered into a warrant agreement with the Investor, granting the Investor the right to purchase from us 100,000,000 shares of our common stock at an exercise price of $0.001 per share.  The warrants are subject to a cashless conversion feature.

ITEM 9.01                       FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Convertible Note Agreement with HGT Capital, LLC
10.2	Sale and Purchase Agreement with HGT Capital, LLC
10.3	Warrant Agreement with HGT Capital, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 21, 2015	HDS International Corp.

		By:	PAUL RAUNER
		Name:	Paul Rauner
		Title:	President